Exhibit 5.1

[Letterhead of Hewitt Associates, Inc.]

March 7, 2008

Hewitt Associates, Inc.

100 Half Day Road

Lincolnshire, Illinois 60069

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

I have acted as counsel to Hewitt Associates, Inc. (the “Company”) in connection with the proposed filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering an additional 7,000,000 shares of the Company’s Class A common stock, $0.01 par value (the “Shares”), which may be issued under the Company’s Amended and Restated Global Stock and Incentive Compensation Plan (the “Plan”).

As counsel to the Company and in rendering this opinion, I have examined instruments, documents and records which I have deemed relevant and necessary for the purposes of the opinion expressed herein. In such examination, I have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to me as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates I have reviewed.

Based on the foregoing, I advise you that, in my opinion, all corporate proceedings necessary for the authorization, issuance and delivery of the Shares have been duly taken and, when issued in accordance with the provisions of the Plan, the Shares will be validly issued, fully paid and nonassessable.

I consent to the filing of this opinion as an exhibit to the Registration Statement and I consent to the use of my name wherever it appears in the Registration Statement. In giving this consent, I do not hereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Jeff Everett